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                                                                     EXHIBIT 8.1

                         [LATHAM & WATKINS LETTERHEAD]



                                  June 8, 1998






Health Care Property Investors, Inc.
4675 MacArthur Court, 9th Floor
Newport Beach, California 92660

       Re:    Health Care Property Investors, Inc.
              $200,000,000 6 7/8% MandatOry Par Put Remarketed Securities
              -----------------------------------------------------------

Ladies and Gentlemen:

  We have acted as special counsel to Health Care Property Investors, Inc., a Maryland corporation (the "Company"), in connection with the sale by the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, and Salomon Brothers Inc. (collectively, the "Underwriters") of $200,000,000 aggregate principal amount of the Company's 6 7/8% MandatOry Par Put Remarketed Securities due June 8, 2015, pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933 (the "1933 Act"), filed with the Securities and Exchange Commission (the "Commission") on June 18, 1997 (File No. 333-29485), as amended by pre-effective Amendment No. 1 thereto, filed with the Commission on June 26, 1997, and declared effective by the Commission on June 27, 1997 (as amended as of the date hereof and including each document incorporated by reference therein, the "Registration Statement"), (ii) a Prospectus dated September 19, 1997 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated June 3, 1998, filed with the Commission on June 4, 1998 pursuant to Rule 424(b) under the 1933 Act (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus") and (iii) a purchase agreement dated June 3, 1998 between the Underwriters and the Company (the "Purchase Agreement").

  You have requested our opinion concerning certain of the Federal income tax consequences to the purchasers of the securities described above in connection with the sale described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company.

  In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to
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us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

  Based upon the facts set forth in the Registration Statement, it is our opinion that the information in the Prospectus Supplement set forth under the caption "Certain United States Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

  No opinion is expressed as to any matter not discussed herein.

  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Prospectus may affect the conclusions stated herein.
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  This opinion is rendered only to you and is solely for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Latham & Watkins